UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 17, 2007

SUNRISE SENIOR LIVING, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	1-16499 (Commission File Number)	54-1746596 (I.R.S. Employer Identification No.)

7902 Westpark Drive
McLean, Virginia 22102
(Address of principal executive offices) (Zip Code)

(703) 273-7500
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into A Material Definitive Agreement.

On September 17, 2007, Sunrise Senior Living, Inc. (the “Company”) entered into an amendment of its $250 million bank credit facility with Bank of America, N.A., as administrative agent, swing line lender and L/C issuer, Wachovia Bank, National Association, LaSalle Bank National Association, HSBC Bank USA, N.A., Manufacturers and Traders Trust Company, PNC Bank, National Association, Chevy Chase Bank, F.S.B., Farmers & Mechanics Bank and First Horizon Bank, that matures on December 2, 2009. Under the amendment, the lenders agreed to modify the delivery dates to January 31, 2008 of all 2006 quarterly financial statements, the audited annual 2006 financial statements and the quarterly financial statements for the first three quarters of 2007 required to be delivered to the lenders under the credit agreement. The Company had an outstanding balance of $50 million in borrowing and $71.8 million of letters of credit outstanding under the credit agreement as of September 14, 2007.

In the event the Company is unable to furnish the lenders with all of the financial information required to be furnished under the amendment by January 31, 2008, the lenders under the credit facility could, among other things, agree to a further extension of the delivery dates for the financial information, exercise their rights to accelerate the payment of all amounts then outstanding under the credit agreement and require the Company to replace or provide cash collateral for the outstanding letters of credit, or pursue further modifications with respect to the credit facility. The Company paid the lenders an aggregate fee of approximately $300,000 for entering into the amendment.

From time to time, the Company has had customary commercial banking relationships with certain of the lenders, including other commercial lending and banking arrangements. In addition, the Company has engaged and may in the future engage, from time to time, one or more of the lenders or their affiliates to provide investment banking and other advisory and financial services to the Company.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On September 17, 2007, the Company was notified by the New York Stock Exchange (“NYSE”) that the NYSE had granted an extension of trading of the Company’s common stock on the NYSE. The extension granted by the NYSE, which is subject to review by the NYSE on an ongoing basis, provides the Company until March 17, 2008 to file its Annual Report on Form 10-K for the year ended December 31, 2006 with the Securities and Exchange Commission. During the extension period, trading of the Company’s shares on the NYSE will remain unaffected. The NYSE does not have the discretion under its rules to grant the Company any further extensions beyond March 17, 2008 for filing its 2006 Form 10-K.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUNRISE SENIOR LIVING, INC. (Registrant)
Date: September 18, 2007	By:	/s/ John F. Gaul
John F. Gaul
General Counsel